Exhibit 10.5

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (the "Lease") is made and entered into as of the 13th day of April, 2004, between THE LAS OLAS COMPANY, INC., ("Landlord") and Video Without Boundaries, Inc. ("Tenant").

                              W I T N E S S E T H:

         1. DEFINITIONS. The following terms when used with an initial capitalized letter have the meanings set forth below. All exhibits referred to are attached to the Lease and made a part hereof.

                  (a) "The Building" means the building located upon the real property (the "Property") described in Exhibit "A".

                  (b) "Premises" means the suite of offices or stores located within the Building and outlined on the floor plan attached to this Lease as Exhibit "B". The Premises are stipulated for all purposes to contain approximately 2,689 square feet of "Rentable Area" (as below defined). The Usable Area of the Premises is approximately 2,318 square feet.

                  (c) "Base Rental" means the sum of $59,158.00 (fifty-nine thousand one hundred fifty-eight dollars) per annum as adjusted pursuant to Exhibit "C". The Base Rental due for the second month of the Lease Term (hereafter defined) has been deposited with Landlord by Tenant contemporaneously with the execution hereof.

                  (d) "Commencement Date" shall be May 1, 2004, or the date specified in Paragraph 3a hereof The rent shall commence on June 1, 2004.

                  (e) "Lease Term": means a term commencing on the Commencement Date and continuing until the last day of the thirteenth full month after the Commencement Date.

                  (f) "Security Deposit" means the sum of Twelve Thousand Dollars ($12,000.00).

                  (g) "Common Areas" means those areas devoted to corridors, atrium, elevator, foyers, restrooms, mechanical rooms, janitorial closets, electrical and telephone closets, vending areas and other similar facilities provided for the common use or benefit of tenants generally and/or the public.

                  (h) "Service Areas" means those areas within the outside walls used for elevator mechanical rooms, building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts (but does not include any such areas for the exclusive use of the particular Tenant).

                  (i) "Rentable Area"

                           (a) "Rentable Area" with respect to a floor which is
fully occupied by a single tenant means the total number of square feet of gross floor area on such floor measured from the interior surface of the exterior wall reduced by (i) the number of square feet of floor area included within any air conditioning room or fan room serving more than the floor on which it is located, and (ii) the areas described in subparagraph (e) of this Paragraph. Where the exterior wall is glass, the measurement shall be taken from the interior surface of such glass wall. Columns and projections necessary for the support of the Building or any part thereof are included within Rentable Area.

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                           (b) "Rentable Area" with respect to Premises on a
floor occupied by more than one tenant means the number of square feet of gross floor area within the area measured from the interior surface of the exterior wall framing any boundary of the Premises and measured to the center line of interior walls bounding the premises. Rentable Area of such premises shall also include a proportionate part of all public corridors, public toilets, air conditioning rooms, fan rooms, air ducts, janitor closets, electrical closets, telephone equipment closets in the building and their enclosing walls. Where an exterior glass wall forms a boundary of the premises, the measurement shall be taken from the interior surface of such glass wall. Columns and the interior surface of such glass wall. Columns and projections necessary for the support of the Building or any part thereof are included within the Rentable Area.

                           (c) Rentable Area shall be increased in such instance
described in subparagraph (a) or subparagraph (b) above by a proportionate part of the ground floor public lobby area.

                           (d) Notwithstanding any definition of Rentable Area
above, if an air conditioning room or fan room located on the floor serves more than a floor on which it is located, the area of such room shall be apportioned to the several floors served thereby and the proportionate area allocable to each floor shall in turn be allocated to the Premises located on such floor on a proportionate basis.

                           (e) In no instance shall Rentable Area include fire
towers, flues, vents, stacks, pipe shafts, public atriums, public vestibules, public telephone booths, ramps or loading docks or any public areas located on the first floor of the Building, except for the proportionate part of the first floor above included in Rentable Area pursuant to subparagraph (c) above.

                           (f) The Rentable Area of the Building is 54,873
square feet. The estimate and the set forth estimate of Rentable Area within the premises may be revised at Landlord's election, if Landlord's architect determines such estimates to be inaccurate in any material degree after examination of the final drawings or field measurements of the Premises and the Building.

                  (j) "Exterior common Areas" means the portions of the Project which are not located within the Building and which are provided and maintained for the common use and benefit of Landlord and tenants of the Building generally and the employees, invitees and licensees of Landlord and such tenants; and all plazas, sidewalks and landscaped areas.

                  (k) "Building Standard Improvements", when used herein, shall mean those improvements (including the "Shell Improvements" and the "Allowance Items") to the Premises which Landlord shall agree to provide according to the Work Letter attached hereto as Exhibit "D" and incorporated herein for all purposes. "Building Grade" shall mean the type, brand and/or quality of materials Landlord designates from time to time to be the standard quality to be used in the Building or the exclusive type, grade or quality of material to be used in the Building.

                  (l) "Parking Area" means the paved parking areas serving the Building contained within the Project.

                  (m) "Project" means the Building, common areas and Parking Areas located upon the real property described in Exhibit "A".

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                  (n) "Work Letter" is a description of Landlord's work set
forth in Exhibit "D".

         2. Lease Grant. Subject to and upon the terms herein set forth, Landlord Leases to Tenant and Tenant leases from Landlord the Premises.

         3. Lease Term.

                  (a) This Lease shall continue in force during a period beginning on Commencement Date and continuing until the expiration of the Lease Term, unless this Lease is sooner terminated or extended to a later date under any other term or provision hereof.

                  (b) If by the date specified in Paragraph 1(d) the Premises have not been substantially completed pursuant to the Work Letter, due to omission, delay or default by Tenant or anyone acting under or for Tenant, including, but not limited to, Tenant's submission of approved working drawings per Exhibit "D", or due to any cause other than Landlord's default, Landlord shall have no liability, and the obligations of this Lease (including without limitation, the obligation to pay rent) shall nonetheless commence as of the Commencement Date.

                  (c) If, however, the Premises are not substantially completed due to default on the part of Landlord, then, as Tenant's sole remedy for the delay in Tenant's occupancy of the Premises, the Commencement Date shall be delayed and the rent herein provided shall not commence until the earlier of actual occupancy by Tenant or substantial completion of the work which Landlord has agreed to perform.

                  (d) Subject to the provisions of the preceding paragraph, Tenant agrees to accept possession of the Premises when the Premises have been substantially completed, with all facilities in good operating order. If there are any finishing touches remaining to be done which will not interfere with the conduct of Tenant's business on the Premises, Tenant will nevertheless accept delivery of possession and allow Landlord to complete such finishing touches.

                  (e) The issuance of a Certificate of Occupancy for the Premises conditioned only on Completion of Tenant's work will be conclusive evidence that Landlord has substantially completed Landlord's work.

         4. Use. The Premises shall be used for general business office purposes and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, or which, in Landlord's reasonable opinion, creates a nuisance or tends to damage the reputation of the Building as a first-class office-retail building or which would increase the cost of insurance coverage with respect to the Building.

         5. Base Rental.

                  (a) Tenant covenants and agrees to pay during the Lease Term, to Landlord, without any setoff or deduction whatsoever, the Base Rental, and all other sums of money due hereunder as additional rent, all of which are sometimes herein collectively called "rent" for the nonpayment of which Landlord shall be entitled to exercise all rights and remedies as are herein provided in the case of the nonpayment of Base Rental. The annual Base Rental for each calendar year or portion thereof during the Lease Term, together with any adjustments thereto pursuant to Exhibit "C" then in effect, shall be due and payable in twelve (12) equal installments on the first day of each calendar month during the initial term of this Lease and any extensions or renewals

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thereof, and Tenant agrees to pay such Base Rental and any adjustments thereto to Landlord at Landlord's address provided herein (or such other address as may be designated by Landlord in writing from time to time). Tenant agrees to pay all such sums in advance, and without demand. If the term of this Lease commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rental and any adjustments thereto for such month or months shall be prorated, based on the number of days in such month.

                  (b) All installments of rent not paid when due and payable shall bear interest at the maximum lawful contract rate in the State of Florida until paid, and in addition, Tenant agrees to pay to Landlord a late charge equal to six (6%) percent of the amount of any payment due to Landlord which is not paid within seven (7) days after its due date. After the initial late charge is assessed, an additional late charge will be assessed on the first day of each month on all outstanding indebtedness until paid.

                  (c) Tenant shall pay all sales and use taxes levied or assessed against all rent payments due under this Lease simultaneously with each payment required hereunder.

         6. Services to be Furnished by Landlord. Landlord agrees to furnish Tenant the following services.

                  (a) Water at those points of supply provided for general use of other tenants in the Building, central heat and air conditioning in season, at such temperatures and in such amounts as are considered by Landlord to be reasonably necessary for the comfort of occupants of the Building or as required by governmental authority; provided, however, heating and air-conditioning service at times other than for "Normal Business Hours" for the Building (which are 8:00 a.m. to 6:00 p.m. on Mondays through Fridays and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of normal business holidays), shall be furnished only upon the written request of Tenant delivered to Landlord prior to 3:00 p.m. at least one (1) day in advance of the date such usage is requested. Tenant shall bear the entire cost of such additional service as such costs are determined by Landlord from time to time.

                  (b) Routine maintenance and electric lighting service for all Common Areas and Service Areas of the Building in the manner and to the extent deemed by Landlord to be standard.

                  (c) Janitor service, Mondays through Fridays, exclusive of normal business holidays; provided, however, if Tenant's floor covering or other improvements require special treatment, Tenant shall pay the additional cleaning cost attributable thereto as additional rent upon presentation of a statement therefor by Landlord.

                  (d) Subject to the provisions of Paragraph 12, facilities to provide all electrical current required by Tenant in its use and occupancy of the Premises.

                  (e) All Building Standard fluorescent bulb replacement in the Premises and fluorescent and incandescent bulb replacement in the Common Areas and Service Areas.

                  (f) Security in the form of limited access to the Building during other than Normal Business Hours shall be provided in such form as Landlord deems appropriate. Landlord, however, shall have no liability to Tenant, its employees, agents, invitees or licensees for losses due to theft or burglary, or for damages done by unauthorized persons on the Premises and neither shall Landlord be required to insure against any such losses. Tenant shall cooperate fully in Landlord's efforts to maintain security in the Building and shall follow all regulations promulgated by Landlord with respect thereto.

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         The failure by Landlord to furnish, or the interruption or termination of, the defined services noted above in whole or in part, resulting from causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as an eviction (constructive or otherwise) of Tenant, nor work an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Tenant shall have no claim for offset or abatement or rent or damages on account of an interruption in service occasioned thereby or resulting therefrom.

         7. Improvements to be Made by Landlord. Except as otherwise provided in the Work Letter, all installations and improvements now or hereafter placed on the Premises other than Building Standard Improvements shall be for Tenant's account and at Tenant's cost (and Tenant shall pay ad valorem taxes and increased insurance thereon or attributable thereto), which cost shall be payable by Tenant to Landlord in advance, as additional rent.

         8. Maintenance and Repair of Premises by Landlord. Except as otherwise expressly provided herein, Landlord shall not be required to make any repairs to the Premises.

         9. Graphics. Landlord shall provide and install, at Tenant's cost, all letter or numerals on doors in the Premises. All such letters and numerals shall be in the standard graphics for the Building and no others shall be used or permitted on the Premises without Landlord's prior written consent.

         10. Care of the Premises by Tenant. Tenant agrees not to commit or allow any waste to be committed on any portion of the Premises, and at the termination of this Lease to deliver up the Premises to Landlord in as good condition as at the Commencement Date, ordinary wear and tear accepted.

         11. Repairs and Alternations by Tenant. Tenant covenants and agrees with Landlord, at Tenant's own cost and expense, to promptly repair any damage done to the Building, or any part thereof, including replacement of damaged portions or items, caused by Tenant or Tenant's agents, employees, invitees, or visitors, and Tenant covenants and agrees to make all such repairs as may be required to restore the Building to as good a condition as it was in prior to such damages. All such work or repairs by Tenant shall be effected in compliance with all applicable laws; provided, however, if Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make repairs or replacements, and Tenant shall pay the cost thereof to the Landlord within ten
(10) days of Landlord's demand therefor, as additional rent. Tenant agrees with Landlord not to make or allow to be made any alternations to the Premises, install any vending machines on the Premises, or place signs on the Premises which are visible from outside the Premises, without first obtaining the prior written consent of Landlord in each such instance, which consent may be given on such conditions as Landlord may elect. Any and all alterations to the Premises shall become the property of Landlord upon termination of this Lease (except for movable equipment or furniture owned by Tenant). Landlord may, nonetheless, require Tenant to remove any and all fixtures, equipment and other improvements installed on the Premises. In the event that Landlord so elects, and Tenant fails to remove such improvements, Landlord may remove such improvements at Tenant's cost, and Tenant shall pay Landlord on demand the cost of restoring the Premises to Building Standard.

         12. Use of Electrical Services by Tenant. Tenant's use of electrical services furnished by Landlord shall not exceed ether in voltage rated capacity or overall load that which Landlord deems to be Building Standard. For the

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purposes of this Lease, the Building Standard shall be 3.5 watts per square foot. In the event Tenant shall request that it be allowed to consume electrical services in excess of that deemed by Landlord to be Building Standard, Landlord may refuse to consent to such usage or may consent upon such conditions as Landlord elects (including the installation of submeters or other dedicated electrical modifications to be installed at Tenant's expense).

         13. Use of Air Conditioning Services by Tenant. Tenant's requirement for air conditioning services furnished by Landlord shall not exceed that which Landlord deems to be Building Standard. For purposes of this Lease, Building Standard means 30 BTU's per square foot during Normal Business Hours. In the event Tenant requests additional air conditioning capacity in excess of that deemed by Landlord to be Building Standard, Landlord may refuse to consent to such requirement or may consent upon such conditions as Landlord elects.

         14. Parking. The Tenant will be entitled to the use of Ten (10) parking spaces in the parking area on a month to month basis, with the initial rental rate for said spaces being at the rate of $90.00 per month for each reserved space and $70.00 per month for non-reserved spaces. The monthly rental rates on all parking spaces rented on a month to month basis are subject to increase from time to time and substitution for other parking spaces to be provided by Landlord. It is anticipated that the parking spaces within the Parking Area shall be leased by Landlord on a month to month basis or shall be available on an hourly pay parking basis with attendant parking. Charges to Tenants for tickets validated by Landlord in Landlord's Tenant parking lots either in the Project or in the Las Olas Shops area will be billed by Landlord to Tenant on or about the tenth (10th) of the following month for prompt payment by Tenant.

         15. Laws and Regulations. Tenant agrees to comply with all applicable laws, ordinances, rules and regulations of any governmental entity, agency or authority having jurisdiction of the Premises or Tenant's use thereof.

         16. Building Rules. Tenant will comply with the rules of the Building adopted and altered by Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so. All changes to such rules will be sent by Landlord to Tenant in writing.

         17. Entry by Landlord. Tenant agrees to permit Landlord or its agent or representatives to enter into and upon any part of the Premises at all reasonable hours (and in emergencies at all times) to inspect the condition, occupancy or use thereof, or to show the Premises to prospective purchasers, mortgagees, tenants or insurers, or to clean or make repairs, alterations or additions thereof, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof.

         18. Assignment and Subletting.

                  (a) Tenant shall not assign, sublease, transfer, pledge, or encumber this Lease or any interest therein without Landlord's prior written consent. Any attempted assignment, sublease or other transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall be void.

                  (b) In the event that Tenant shall desire Landlord's consent to the subletting of the Premises or the assignment of the Lease, Tenant shall give Landlord three (3) months' prior written notice thereof. Such notice shall be deemed to be an offer by Tenant to sublet the Premises to Landlord for the balance of the Term upon all the same terms, covenants and conditions as are contained in this Lease or to assign this Lease to Landlord at Landlord's option. In the event that Landlord does not accept such offer in writing within the three (3) month notice period, then Landlord's right to sublease the

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Premises or acquire this Lease by assignment shall be deemed to be waived, but nothing herein contained shall be deemed to be a consent by Landlord to any subletting or assignment unless Landlord delivers to Tenant its written consent thereto. Notwithstanding Landlord's consent on any one occasion, the right to recapture noted in this subparagraph shall apply to any further subletter or assignment.

                  (c) The covenants in this Paragraph concerning assignment shall run with the land and shall bind Tenant and Tenant's heirs, executors, administrators, personal representatives, successors and permitted assigns.

                  (d) If Tenant is a corporation, unincorporated association, limited liability company, or partnership, the transfer, assignment or hypothecation of any shares or interest in such corporation association, limited liability company, or partnership by the person, persons or entities owning fifty (50%) percent or more therein as of the date of this Lease shall be deemed an assignment of this Lease. This Paragraph shall not be applicable to Tenant if it is a corporation whose outstanding voting shares are listed on any national securities exchange (as defined in the Securities Exchange Act of 1934, as amended). As of the date hereof, the ownership of all of the shares or interest of the Tenant is as follows:
         Tenant is a publicly traded company

         19. Mechanic's Liens. Tenant will not permit any mechanic's lien or liens to be placed upon the Premises or the Building and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services for the furnishing of any materials that would or might give rise to any mechanic's or other liens against the Premises. In the event any such lien is claimed against the Premises, the, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes shall be paid by Tenant to Landlord within ten (10) days of Landlord's demand therefor as additional rent.

         Agreeable with the provisions of Florida Statutes (1977) 713.10, all parties hereto acknowledge that the interest of the Landlord herein, as owner of the underlying real property, shall not be subject to liens for alterations made by the Tenant as no such alterations are required by the parties hereunder and the imposition of such a lien is expressly prohibited.

         20. Tenants Insurance. Tenant shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Premises and in such additional amounts as are required to meet Tenant's obligations pursuant to Paragraph 24 hereof and also agrees to carry and maintain during the term of this Lease, commercial general liability insurance covering the Premises and Tenant's use thereof against claims for personal injury or death and property damage occurring upon, in or about the Premises, such insurance to afford protection to the limit of not less than One Million ($1,000,000.00) Dollars in respect of injury or death to any number of persons arising out of any one occurrence and property damage arising out of any one occurrence, and fire damage legal liability coverage of $50,000.

         Prior to the end of every odd numbered year during the Lease Term, Tenant shall raise the limit of the policy to such increased limit as directed by Landlord which reflects the prevailing limits required of similar office space in the East Fort Lauderdale area.

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         All policies of insurance provided for herein shall be issued in form acceptable to Landlord by an insurance company satisfactory to Landlord and qualified to do business in the State of Florida. Each and every policy:

         (i)   Shall name the Landlord as an additional insured;

         (ii)  Shall reflect the address of the Leased Premises;

         (iii) Shall (or a certificate thereof shall) be delivered to Landlord and any such other parties in interest prior to delivery of possession of the Premises to Tenant, and thereafter, within thirty (30) days prior to the expiration of each such policy and as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

         (iv) Shall contain a provision that the insurer will give to Landlord and such other parties in interest at least ten (10) days notice in writing in advance of any cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

         (v) Shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

         Intentionally deleted

         Such insurance may include Landlord's interest in the improvements and betterments installed in the Premises by Tenant (except inventory, trade fixtures, wall and floor coverings, furniture and other personal property of Tenant removable by Tenant under the provisions of this Lease), whether the same have been paid for entirely or partially by Tenant. The policies shall be written to provide that such coverage shall be primary and that any insurance maintained by Tenant shall be excess insurance only.

         Intentionally Deleted

         Tenant shall have no rights in any policy or policies maintained by Landlord and shall not, by reason of the reimbursement required by this Section, be entitled to be a named insured thereunder.

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         Tenant shall furnish Landlord, within thirty (30) days after the
Commencement Date, a written statement, certified by Tenant or an executive officer of Tenant, of the actual cost incurred by Tenant in making all improvements and betterments to the Premises.

         Increases in Fire Insurance Premiums Attributable to Tenant. Tenant shall not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by the standard form of fire insurance policy for office uses. Tenant agrees to pay one hundred (100%) percent of any increase in premiums for fire and extended coverage insurance that may be charged during the Term on the amount of such insurance which may be carried by Landlord on Landlord's Building resulting from the type of item sold or stored by Tenant in the Premises, whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenant's use of the Premises, a schedule, issued by the organization making the insurance rate on the Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate on the Premises.

         In the event Tenant's occupancy causes any increase of premium for the fire, and/or casualty rates on Landlord's Building from the rates charged for customary office uses, Tenant shall pay the additional premium on the fire and/or casualty insurance policies by reason thereof. The Tenant also shall pay, in such event, any additional premium on the rent insurance policy that may be carried by the Landlord for its protection against rent loss through fire. Bills for such additional premiums shall be rendered by Landlord to Tenant at such times as Landlord may elect, and shall be due from, and payable by Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as Additional Rent.

         22. Assumption of Risk. Landlord shall not be liable to Tenant or Tenant's customers, licensees, agents, guests or employees for any injury or damages to its, his or their persons or property by any cause whatsoever, including, but not limited to acts or omissions of any other tenant in the Building, construction defects, water, rain, sleet, fire, storms, negligence and accidents, breakage, stoppage, or leaks of gas, water, heating sewer pipes, boilers, wiring or plumbing or any other defect in, or about the Premises. Tenant expressly assumes all liability for or on account of any such injury, loss or damage, and will at all times, indemnify and save Landlord harmless from and against all liability, damage or expense caused by or arising out of any such injury, loss or damage to persons or property upon the Premises.

         23. Waiver of Subrogation Rights. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or the Building of which the Premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause(s) which are insured against under the terms of the standard fire and extended coverage insurance policies referred to in Paragraph 20 hereof, regardless of cause or origin, including negligence of the other party hereto, its agents, officer, or employees. This waiver shall be applicable only if the same does not violate the terms of the insurance policy. Each party agrees to use its best efforts to obtain a waiver of subrogation endorsement on its insurance policies provided the same can be obtained without additional premium.

         24. Casualty Damage. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice

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thereof to Landlord. If the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event any mortgagee of Landlord's should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such damage. If Landlord does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord's obligation to restore shall not exceed the scope of the work required to be done by Landlord in originally constructing the Building and installing Shell Improvements (as described in the Work Letter) in the Premises, nor shall Landlord be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty. When the Shell Improvements have been restored by Landlord, Tenant shall complete the restoration with an "allowance" (the "Reconstruction Allowance") to pay for reconstruction of the Premises to Building Standard, such Reconstruction Allowance to be in dollar amount equal to the actual cost to Landlord of providing the Allowance Items provided by Landlord pursuant to the Work Letter. Except for reconstruction of the Shell Improvements by Landlord and the Reconstruction Allowance, all cost and expense of reconstructing the Premises to Building Standard shall be borne by Tenant. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of rent during the time and to the extent the Premises are unfit for occupancy. If the Premises or any other portion of the Building be damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees or invitees, the rent hereunder shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by Landlord's insurance proceeds.

         25. Condemnation. If the whole or substantially the whole of the Building or the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise, or if it should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Premises is thus taken or sold, Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant; in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. If this Lease is not so terminated upon any such taking or sale, the Base Rental payable hereunder shall be diminished by an equitable amount, and Landlord shall, to the extent Landlord deems feasible, restore the Building and the Premises to substantially their former condition, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building and installing Building Standard Improvements in the Premises, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such damage. All amounts awarded upon a taking of any part or all of the Building or the Premises shall belong to Landlord and Tenant shall not be entitled to and expressly waives all claim to any such compensation.

         26. Damages From Certain Causes. Landlord shall not be liable to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of governmental body or authority or by any other cause beyond the control of Landlord. Nor shall Landlord be liable for any damage or inconvenience which may arise through repair or alterations of any part of the Building or Premises.

         27. Events of Default/Remedies.

                  (a) The following events shall be deemed to be events of default by Tenant under this Lease: (i) Tenant shall fails to pay any rent or any other sums of money due hereunder and such failure shall continue for a period of seven (7) days after the date such sum is due; (ii) Tenant shall fail to comply with any provision of this Lease or any other agreement between Landlord and Tenant, including the Work Letter, all of which terms, provisions and covenants shall be deemed material; (iii) the leasehold hereunder demised shall be taken on execution or other process of law in any action against Tenant; (iv) Tenant shall fail to promptly move into, take possession of and operate its business on the Premises when the Premises are ready for occupancy or shall cease to do business in or abandon any substantial portion of the Premises; (v) Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition;
(vi) Tenant takes any action to, or notifies Landlord that Tenant intends to file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or a petition shall be filed against Tenant under any such statute or Tenant or any creditor of Tenant notifies Landlord that it knows such a petition will be filed or Tenant notifies Landlord that it expects such a petition to be filed; or (vii) a receiver or trustee shall be appointed for Tenant's leasehold interest in the Premises or for all or a substantial part of the assets of Tenant.

                  (b) Upon the occurrence of any event or events of default by Tenant, whether enumerated in this Paragraph or not, if Tenant fails to cure any such default within three (3) days of written notice from Landlord, Landlord shall have the option to pursue any one or more of the following remedies: (i) Landlord shall have the right, at its election to cancel and terminate this Lease and dispossess Tenant; or (ii) Landlord shall have the right without terminating or canceling this Lease to declare all amounts and rents due under this Lease for the remainder of the existing term (or any applicable extension or renewal thereof) to be immediately due and payable, and thereupon all rents and other charges due hereunder to the end of the initial term or any renewal term, if applicable, shall be accelerated; (iii) Landlord may elect to enter and repossess the Premises and relet the Premises for Tenant's account, holding Tenant liable in damages for all expenses incurred in any such reletting and for any difference between the amount of rent received from such reletting, and that due and payable under the terms of this Lease; (iv) Landlord may enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease (and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action). All such remedies of Landlord shall be cumulative, and in addition, Landlord may pursue any other remedies that may be permitted by law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

                  (c) Paragraph 27 shall be enforceable to the maximum extent not prohibited by applicable law, and the unenforceability of any portion hereof shall not thereby render unenforceable any other portion.

                  (d) Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days of the receipt by Landlord of written notice from Tenant of the alleged failure to perform. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease or as a result of the breach of any promise or inducement hereof, whether in this Lease or elsewhere. Tenant hereby waives such remedies of termination and recission and hereby agrees that Tenant's remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the mortgagees holding mortgages on the Building notice and a reasonable time to cure any default by Landlord.

         28. Real Estate Taxes and Assessments. In addition to minimum rental and other charges set forth in the Lease, Tenant agrees to pay Landlord Tenant's pro-rata share of all real property taxes and special or other assessments for public betterments, improvements or services which may be levied or assessed by any lawful authority against the real property containing the Premises as defined below, payable as follows:

         Commencing on the rent commencement day of the Term, and on the first day of the calendar month thereafter, Tenant agrees to pay Landlord as additional rent an amount estimated by Landlord to be Tenants pro-rata share of the amount of said property taxes and assessments. Tenants pro-rata shares means the number of square feet of rentable area of the Premises divided by the rentable area of the building or buildings described in the Tax bill or assessment. Landlord may adjust said amount at the end of any calendar month on the basis of Landlords experience and reasonably anticipated cost. Within one hundred twenty (120) days following the end of each calendar year, Landlord shall furnish Tenant with a statement covering such year just expired, certified as correct by an authorized representative of Landlord showing taxes and the amount for such and payments made by Tenant with respect for such year. If the taxes are less than Tenants payments so made, Tenant shall be entitled to a credit of the difference, or if such taxes are greater than Tenants payments, Tenant shall pay to Landlord the difference within thirty (30) days after receipt of such statement.


                          Definition of Property Taxes
                          ----------------------------

         Catchall Definition. When used in this Lease, the term "Property Taxes" shall mean all taxes, assessments, excises, levies, and other charges by any public authority, which are general or special, ordinary or extraordinary, foreseen or unforeseen, or of any kind and nature whatsoever, and which shall or may, during or in respect to the Lease Term, be assessed, levied, charged, confirmed, or imposed upon, or become due and payable out of, or become a lien on the Premises, Land, Building, or appurtenances or facilities used in connection therewith.

         Inclusions. Such Taxes shall include, without limitation, all ad valorem taxes, personal property taxes, transit taxes, taxes or charges on vaults or vault space, (unless such tax or charge is payable by tenant directly), special or extraordinary assessments, governments levies, and all other taxes or other similar charges, if any which are levied, assessed, or imposed upon, or become due and payable in connection with the Premises, Land, Building, or appurtenances or facilities used in connection therewith.

         Exclusions. However, such Taxes shall specifically exclude any rent tax, gross receipts tax, sales or transactions tax, profits tax, income tax, franchise tax, excise tax, inheritance tax, gift tax, transfer tax, any late payment charge or penalty, or any tax against the Premises that is paid by Tenant as a separate charge pursuant to this Lease.

         Exception to Exclusion. Notwithstanding the foregoing, if at any time during the Lease Term, the present method of taxation or assessment shall be changed so that the whole or any part of taxes, assessments, excises, levies, or other charges so assessed, levied, charged, confirmed or imposed upon the Premises, Land, Building, or appurtenances or facilities thereto shall be discontinued or reduced and as a substitute therefor, or in lieu thereof, a tax, assessment, excise, levy or other charge shall be assessed, levied, charged, confirmed, or imposed, whether wholly or partially as a special assessment or otherwise on rents, income, profits, sales, or gross receipts derived from the Building, then the substitute tax, assessment, excise, levy, or other charge shall be deemed included within the term "Taxes" to the extent that such substitute tax would be payable if the Premises were the only property of the Landlord subject to tax.

         29. Peaceful Enjoyment. Tenant shall, and may peacefully have, hold, and enjoy the Premises against all persons claiming by, through or under Landlord, subject to the other terms hereof, provided that Tenant pays the rent and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Landlord's interest hereunder.

         30. Holding Over. In the event of holding over by Tenant without Landlord's written consent thereto after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to Paragraph 27(B)(iii) hereof, Tenant covenants and agrees, throughout the entire holdover period, to pay rent equal to twice the Base Rental and additional Base Rental which would have been applicable had the term of this Lease continued through the period of such holding over by Tenant. No possession by Tenant after the expiration of the term of this Lease shall be construed to extend the term of this Lease unless Landlord has consented to such possession in writing. In addition, Tenant shall be responsible for all damages suffered by Landlord on account of any such holding over.

         31. Subordination to Mortgage. This Lease is and shall be subject and subordinate to any mortgage, deed of trust or other lien created by Landlord, whether presently existing or hereafter arising upon the Premises, or upon the Project and to any renewals, refinancing and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises, or the Project as a whole or any part thereof and Tenant agrees upon demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. In addition, all leases of portions of the Building will be subordinate to any lender(s)' mortgage. In the event that Tenant shall fail to execute any subordination or other agreement required by this paragraph, promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord or its mortgagee(s) shall reasonably requires.

         32. Landlord's Lien. Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all rent and other sums agreed to be paid by Tenant herein. The provisions of this Paragraph relating to such lien and security interest shall constitute a security agreement under and subject to the Uniform Commercial Code of the State of Florida so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises, in addition to and cumulative of the Landlord's liens and rights provided by law or by the other terms and provisions of this Lease. Tenant agrees to execute as debtor such financing statement or statements and such other documents as Landlord may now or hereafter request in order to protect or further perfect Landlord's security interest.

         33. Attorney's Fees. Tenant agrees that Tenant will pay, in addition to the rents and other sums agreed to be paid hereunder, all collection and court costs incurred by Landlord and Landlord's reasonable attorneys' fees incurred for the interpretation of Landlord's rights under this Lease, whether such fees and costs be incurred out of court, at trial, on appeal, or in bankruptcy proceedings.

         34. No Implied Waiver. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent due under this Lease shall be deemed to be other than an account of the earliest rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed in accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

         35. Personal Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Project for the recovery of any judgment from the Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency.

         36. Security Deposit. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Tenant's damages in case of default by Tenant. Landlord may commingle the Security Deposit with Landlord's other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter Landlord shall have not further liability for the return of such Security Deposit.

         37. Notice. Any notice in this Lease provided for must, unless otherwise in this Lease expressly provided, be given or be served by depositing the same in the United States mail, postpaid and certified and addressed to the party to be notified, with return receipt requested, or by delivering the same in person to an officer of such party, or by prepaid telegram, when appropriate, addressed to the party to be notified at the address stated in this Lease or such other address, notice of which has been given to the other party. Notice deposited in the mail in the manner hereinabove described shall be effective from and after the expiration of three (3) days after it is so deposited.

         38. Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

         39. Recordation. Tenant agrees not to record this Lease or any memorandum hereof, but Landlord may record this Lease or a memorandum thereof, at its sole election.

         40. Governing Law. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Florida.

         41. Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, financing, or any other cause whatsoever beyond the control of Landlord.

         42. Time of Performance. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

         43. Transfers by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and the Premises referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligation.

         44. Commissions. The parties agree that Ken Hahn, Galleria Collection is the broker responsible for this lease. Tenant hereby indemnifies and agrees to hold Landlord harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease due to any action of Tenant. Landlord agrees to pay any commissions due to the Broker named in this Paragraph.

         45. Effect of Delivery of this Lease. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or an option to Lease. This Lease shall not be effective until a copy executed by both Landlord and Tenant is delivered to and accepted by Landlord.

         46. Marginal Headings. The section headings used herein are for convenience and reference only.

         47. Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

         48. Radon Gas. In 1988, the Florida legislature passed a provision that requires the following notification to be provided on or at least one document, form or application executed at the time of or prior to the Contract for Sale and Purchase of any building or execution of a rental agreement for any building:

         "RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels or radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

         49. Licenses, Permits. Within ten (10) days of receipt, Tenant is to provide Landlord with copies of all licenses, agreements, permits, certificates, or any documents related to the Premises and the business operated therein that are issued by governmental authorities during the term of the Lease.

         50. Exhibits. In addition to Exhibits "A", "B", "C" and "D", the following number Exhibits are attached hereto and incorporated herein and made a part of this Lease for all purposes.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

WITNESS:                                   "LANDLORD"

By: /s/ VANN PADGETT                       By: /s/ JAMES WEISS
--------------------                       -------------------
Vann Padgett                               James Weiss

(As to Landlord)

WITNESS:                                   "TENANT"


By: /s/ NOEL ALAMIA                        By: /s/ V. JEFFREY HARRELL
-------------------                        --------------------------
Noel Alamia                                V. Jeffrey Harrell, President & CEO

-------------------
(As to Tenant)

                                   EXHIBIT "C"

                              Intentionally deleted